Exhibit 99.1

DREAM PARTNER LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED JUNE 30, 2023 AND 2022

AND

REPORT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

DREAM PARTNER LIMITED

Report of Independent Registered Public Accounting Firm

To the Board of Directors and

Shareholders of Dream Partner Limited

We have audited the accompanying balance sheets of Dream Partner Limited (the “Company”) as of June 30, 2023 and 2022, and the related statements of income and comprehensive income, changes in equity and cash flows for each of the two years in the period ended June 30, 2023. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2023 and 2022, and the results of their operations and their cash flows for each of the two years in the period ended June 30, 2023 in conformity with accounting principles generally accepted in the United States of America.

Beijing Quanrui CPAs

Beijing, PRC

November 29, 2023

1

DREAM PARTNER LIMITED

CONSOLIDATED BALANCE SHEETS

	June 30,	June 30,
	2023	2022

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$600,636	$771,848
Accounts receivable, net	15,685,622	16,274,560
Due from related parties	1,007,612	789,661
Inventories, net	1,571,988	4,032,971
Advances to suppliers, net	462,820	178,899
Derivative financial assets	99,282	-
Other current assets, net	359,433	470,350
TOTAL CURRENT ASSETS	19,787,393	22,518,289

Property and equipment, net	3,296,484	3,274,742
Land use right, net	148,919	169,658
Operating lease right-of-use assets	2,080	3,643
Deferred tax assets	305,186	-
TOTAL ASSETS	$23,540,062	$25,966,332

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Short-term bank loans	$11,633,911	$12,231,168
Long-term bank loans - current	1,425,386	820,825
Accounts payable	6,867,691	4,161,173
Advance from customers	22,136	2,312,968
Due to related parties	1,396,173	2,898,163
Other payables and accrued liabilities	649,848	641,560
Operating lease liabilities - current	1,811	1,816
Taxes payable	596,219	519,646
TOTAL CURRENT LIABILITIES	22,593,175	23,587,319

Operating lease liabilities - non-current	-	1,962
Long-term bank loans - non-current	620,211	1,544,025
TOTAL LIABILITIES	23,213,386	25,133,306

Commitments and contingencies	-	-

EQUITY:
Registered capital	1,341,852	1,341,852
Additional paid-in capital	1,045,826	1,045,826
Accumulated deficit	(3,684,302)	(3,113,534)
Statutory reserve	294,720	235,608
Accumulated other comprehensive income	123,839	70,196
TOTAL SHAREHOLDERS’ DEFICIT	(878,065)	(420,052)
Non-controlling interest	1,204,741	1,253,078
TOTAL EQUITY	326,676	833,026

TOTAL LIABILITIES AND EQUITY	$23,540,062	$25,966,332

The accompanying notes are an integral part of these consolidated financial statements.

2

DREAM PARTNER LIMITED

CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)

	For the Years Ended June 30,
	2023	2022

REVENUE
Revenue - third party	$48,042,214	$47,157,173
Revenue - related party	508,914	1,128,315
Total revenue	48,551,128	48,285,488

COST OF REVENUE
Cost of products	47,317,440	44,291,641
Business and sales related tax	4,548	4,952
Total cost of revenue	47,321,988	44,296,593

GROSS PROFIT	1,229,140	3,988,895

OPERATING EXPENSES
General and administrative expenses	1,101,701	938,575
Selling expenses	89,252	85,832
Total operating expenses	1,190,953	1,024,407

INCOME FROM OPERATIONS	38,187	2,964,488

OTHER INCOME (EXPENSE)
Investment income from derivative financial assets	85	13,069
Interest expenses, net	(845,388)	(860,160)
Other income, net	147,816	741,496
Total other expense, net	(697,487)	(105,595)

INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	(659,300)	2,858,893

PROVISION (BENEFIT) FOR INCOME TAXES	(127,644)	790,726

NET INCOME (LOSS)	(531,656)	2,068,167
Less: net income (loss) attributable to non-controlling interest	(20,000)	46,643
NET INCOME (LOSS) ATTRIBUTABLE TO DREAM PARTNER LIMITED	$(511,656)	$2,021,524

COMPREHENSIVE INCOME (LOSS)
Net income (loss)	$(531,656)	$2,068,167
Other comprehensive loss: foreign currency translation loss	(58,305)	(31,572)
Total comprehensive income (loss)	(589,961)	2,036,595
Less: comprehensive loss attributable to non-controlling interest	(31,631)	(236)
COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO DREAM PARTNER LIMITED	$(558,330)	$2,036,831

The accompanying notes are an integral part of these consolidated financial statements.

3

DREAM PARTNER LIMITED

 CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

 FOR THE YEARS ENDED JUNE 30, 2023 AND 2022

					ACCUMULATED
		ADDITIONAL			OTHER	NON-	TOTAL
	REGISTERED	PAID-IN	ACCUMULATED	STATUTORY	COMPREHENSIVE	CONTROLLING	EQUIT
	CAPITAL	CAPITAL	DEFICIT	RESERVE	INCOME	INTEREST	(DEFICIT)

Balance at June 30, 2021	$1,341,852	$1,045,826	$(5,097,811)	$198,361	$54,890	$1,253,314	$(1,203,568)
Net income for the year	-	-	2,021,524	-	-	46,643	2,068,167
Statutory reserve	-	-	(37,247)	37,247	-	-	-
Foreign currency translation gain (loss)	-	-	-	-	15,306	(46,879)	(31,573)
Balance at June 30, 2022	$1,341,852	$1,045,826	$(3,113,534)	$235,608	$70,196	$1,253,078	$833,026

Net loss for the year	-	-	(511,656)	-	-	(20,000)	(531,656)
Minority shareholders withdrawl	-	-	-	-	-	83,611	83,611
Statutory reserve	-	-	(59,112)	59,112	-	-	-
Foreign currency translation gain (loss)	-	-	-	-	53,643	(111,948)	(58,305)
Balance at June 30, 2023	$1,341,852	$1,045,826	$(3,684,302)	$294,720	$123,839	$1,204,741	$326,676

The accompanying notes are an integral part of these consolidated financial statements.

4

DREAM PARTNER LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended June 30,
	2023	2022

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(531,656)	$2,068,167

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	225,677	259,068
Loss on disposal fixed assets	-	6,846
Provision for doubtful accounts	214,304	-
Deferred tax provision (benefits)	(318,486)	534,982
Loss on acquisition of equity interest from non-controlling interest	70,038	-
Amortization of right of use assets	1,339	1,358

Change in operating assets and liabilities:
Accounts receivable	(866,619)	(1,236,022)
Advances to suppliers	(317,198)	(42,659)
Inventories	2,244,849	1,569,557
Other current assets	46,525	217,191
Accounts payable	3,158,137	(3,348,426)
Advance from customers	(2,205,202)	(1,103,764)
Other payables and accrued expenses	60,093	(528,982)
Operating lease liabilities	(1,749)	(1,741)
Taxes payable	121,578	656,549
Net cash provided by (used in) operating activities	1,901,630	(947,876)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property and equipment	(502,917)	(882,520)
Payment for derivative financial assets	(103,609)	-
Net cash used in investing activities	(606,526)	(882,520)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term bank loans	23,056,808	23,896,850
Repayment to short-term bank loans	(22,728,095)	(21,981,731)
Repayment to long-term bank loans	(114,772)	-
Proceeds from (repayments of) advances from related parties	(1,625,825)	324,489
Net cash provided by (used in) financing activities	(1,411,884)	2,239,608

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	(54,432)	(28,952)

CHANGE IN CASH AND CASH EQUIVALENTS	(171,212)	380,260

CASH AND CASH EQUIVALENTS, beginning of year	771,848	391,588

CASH AND CASH EQUIVALENTS, end of year	$600,636	$771,848

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest expense	$800,506	$822,830

The accompanying notes are an integral part of these consolidated financial statements.

5

NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS

Dream Partner Limited (“Dream” or the “Company”) was a holding company incorporated on January, 2007, under the laws of the British Virgin Islands.

The accompanying consolidated financial statements reflect the activities of the Company and each of the following entities as of June 30, 2023:

Name of Entity	Date of Incorporation	Place of Incorporation	% of Ownership	Principal Activities
Link Profit Worldwide Limited (“Link Profit”)	November 13, 2008	Hong Kong	-	Investment holding

Chongqing Ruifan Trade Ltd (“Chongqing Ruifan”)	April 13, 2017	PRC	100% owned by Link Profit	Investment holding

Chongqing Wintus (New Star) Enterprises Group (“Chongqing Wintus”)	January 23, 1997	PRC	100% owned by Chongqing Ruifan	Primarily engages in import and export trading

Chongqing Hongsheng Silk Co., Ltd (“Chongqing Hongsheng”)	May 25, 2009	PRC	54% owned by Chongqing Wintus	Primarily engages in purchasing and selling silkworm cocoons, which is raw material for production of silk

Wulong Wintus Silk Co., Ltd (“Wulong Wintus”)	May 19, 2004	PRC	100% owned by Chongqing Wintus	Primarily engages in purchasing and selling silkworm cocoons, which is raw material for production of silk

Chongqing Liangping Wintus Textile Ltd (“Liangping Wintus”)	January 5, 2004	PRC	100% owned by Chongqing Wintus	Primarily engages in production of silk fabrics

Chongqing Jiaxuan Import and Export Ltd (“Chongqing Jiaxuan”)	January 9, 2015	PRC	100% owned by Chongqing Wintus	Primarily engages in import and export trading

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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The consolidated financial statements of the Company reflect the principal activities of the Company and its subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

Risks and Uncertainties

The operations of the Company are located in the PRC and are subject to special considerations and significant risks not typically associated with companies in India, Thailand and Malaysia. These include risks associated with, among others, the political, economic, and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political, regulatory, and social conditions in the PRC, and by changes in governmental policies or interpretations with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things. Although the Company has not experienced losses from these factors and believes that it is in compliance with existing laws and regulations, there is no guarantee that the Company will continue to do so in the future.

Non-controlling Interests

US GAAP requires that non-controlling interests in subsidiaries and affiliates be reported in the equity section of a company’s balance sheet. In addition, the amounts attributable to the non-controlling interests in the net income (loss) of these entities are reported separately in the consolidated statements of income (loss) and comprehensive income (loss).

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements as well as the reported amounts of revenue and expenses during the reporting periods. Significant estimates required to be made by management include, but are not limited to, useful lives of property and equipment and intangible assets, the recoverability of long-lived assets, the valuation of accounts receivable and deferred taxes. Actual results could differ from those estimates.

7

Revenue Recognition

The Company generates its revenues primarily through sales of agricultural products, such as silk and silk fabrics as well as fruit to external customers in accordance with ASC 606. ASC 606 establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

With the adoption of ASC 606, “Revenue from Contracts with Customers,” revenue is recognized when all of the following five steps are met: (i) identify the contract(s) with the customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations; (v) recognize revenue when (or as) each performance obligation is satisfied. The Company has assessed the impact of the guidance by reviewing its existing customer contracts to identify differences that will result from applying the new requirements, including the evaluation of its performance obligations, transaction price, customer payments, transfer of control, and principal versus agent considerations. In accordance with ASC 606, the Company evaluates whether it is appropriate to record the gross amount of product sales and related costs or the net amount earned as commissions. When the Company is a principal, that the Company obtains control of the specified goods or services before they are transferred to the customers, the revenues should be recognized in the gross amount of consideration to which it expects to be entitled in exchange for the specified goods or services transferred. When the Company is an agent and its obligation is to facilitate third parties in fulfilling their performance obligation for specified goods or services, the revenues should be recognized in the net amount for the amount of commission which the Company earns in exchange for arranging for the specified goods or services to be provided by other parties. Based on the assessment, the Company concluded that there was no change to the timing and pattern of revenue recognition for its current revenue streams in scope of Topic 606 and therefore there was no material changes to the Company’s consolidated financial statements upon adoption of ASC 606.

Sales of products: The Company recognized revenue from the sale of products when the goods were delivered and title to the goods passed to the customer, provided that there were no uncertainties regarding customer acceptance; persuasive evidence of an arrangement existed; the sales price was fixed or determinable; and collectability was deemed probable.

Disaggregation of Revenue

The Company disaggregates its revenue by geographic areas, as the Company believes it best depicts how the nature, amount, timing, and uncertainty of the revenue and cash flows are affected by economic factors. The Company’s disaggregation of revenue for the years ended June 30, 2023 and 2022 are as follows:

8

Geographic Information

The summary of the Company’s total revenue by geographic area for the years ended June 30, 2023 and 2022 was as follows:

	For the Years Ended June 30,
	2023	2022
China domestic market	$46,654,480	$40,255,588
Overseas market	1,896,648	8,029,900
Total revenue	$48,551,128	$48,285,488

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, cash on deposit, and other highly liquid investments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less when purchased. The Company maintains cash with various financial institutions mainly in the PRC. As of June 30, 2023 and 2022, the Company had no cash equivalents.

Under PRC law, it is generally required that a commercial bank in the PRC that holds third-party cash deposits protect the depositors’ rights over and interests in their deposited money. PRC banks are subject to a series of risk control regulatory standards, and PRC bank regulatory authorities are empowered to take over the operation and management of any PRC bank that faces a material credit crisis. The Company monitors the banks utilized and has not experienced any problems.

Accounts Receivable, Net

Accounts receivable are recorded at net realizable value, consisting of the carrying amount less an allowance for uncollectible accounts, as necessary. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, the customers’ historical payment history, their current credit-worthiness, and current economic trends. The fair value of long-term receivables is determined using a present value technique by discounting the future expected contractual cash flows using current rates at which similar instruments would be issued at the measurement date. As of June 30, 2023 and 2022, the allowance for doubtful accounts was US$170,396 and US$1,648, respectively. Accounts are written off against the allowance after efforts at collection prove unsuccessful.

9

Inventories, Net

Inventories, which are stated at the lower of cost or net realizable value, consist of raw materials and finished goods related to the Company’s products. Net realizable value is the estimated selling price in the normal course of business less any costs to complete and sell products. Cost is determined using the first in first out (“FIFO”) method. The Company periodically evaluates its inventory and records an inventory reserve for certain inventories that may not be saleable or whose cost exceeds net realizable value. As of June 30, 2023 and 2022, the balance of the inventory reserve was both US$ nil.

Advances to Suppliers, Net

Advances to suppliers consist of payments to suppliers for materials that have not been received. Advances to suppliers are reviewed periodically to determine whether their carrying value has become impaired. As of June 30, 2023 and 2022, the allowance for doubtful accounts was US$6,285 and US$ nil, respectively.

Leases

The Company follows FASB ASC No. 842, Leases (“Topic 842”). The Company leases office spaces, which is classified as operating lease in accordance with Topic 842. Under Topic 842, lessees are required to recognize the following for all leases (with the exception of short-term leases, usually with initial term of 12 months or less) on the commencement date: (i) lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (ii) right-of-use (“ROU”) asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term.

Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most of the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of future payments. The operating lease ROU asset also includes any lease payments made and excludes lease incentives and includes initial direct costs incurred. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expenses for minimum lease payments are recognized on a straight-line basis over the lease term. All operating lease right-of-use assets are reviewed for impairment annually. There was no impairment for operating lease right-of-use lease assets as of June 30, 2023 and 2022.

10

Property and Equipment, Net

Property and equipment are stated at cost, less accumulated depreciation. Expenditures for additions, major renewals, and betterments are capitalized, and expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided on a straight-line basis, less estimated residual value, if any, over an asset’s estimated useful life. The estimated useful lives of the Company’s property and equipment are as follows:

Estimated useful lives

Building	5-50 years
Motor vehicles	5-15 years
Machinery and equipment	5-10 years
Office equipment	3-8 years
Furniture and fixture	3 years

Construction in progress includes property and equipment in the course of construction for production or for its own use purposes. Construction in progress is carried at cost less any recognized impairment loss. Construction in progress is classified to the appropriate category of property and equipment when completed and ready for intended use. Depreciation of these assets, on the same basis as other property assets, commences when the assets are ready for their intended use.

Land Use Rights, Net

According to Chinese laws and regulations regarding land use rights, land in urban districts is owned by the State, while land in the rural areas and suburban areas, except otherwise provided for by the State, is collectively owned by individuals designated as resident farmers by the State. In accordance with the legal principle that land ownership is separate from the right to the use of the land, the government grants individuals and companies the rights to use parcels of land for a specified period of time. Land use rights, which are usually prepaid, are stated at cost less accumulated amortization. Amortization is provided over the life of the land use rights, using the straight-line method. The useful life is 30 years, based on the term of the land use rights.

Long-lived Assets

Finite-lived assets and intangibles are reviewed for impairment testing when circumstances require. For purposes of evaluating the recoverability of long-lived assets, when undiscounted future cash flows will not be sufficient to recover an asset’s carrying amount, the asset is written down to its fair value. The long-lived assets of the Company that are subject to evaluation consist primarily of property and equipment and ROU assets. For the years ended June 30, 2023 and 2022, the Company did not recognize any impairment of its long-lived assets.

11

Fair Value of Financial Instruments

The Company follows the provisions of ASC 820, “Fair Value Measurements and Disclosures.” ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 applies to assets or liabilities for which there are inputs, other than quoted prices in level, that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the asset or liability.

The carrying value of financial instruments included in current assets and liabilities approximate their fair values because of the short-term nature of these instruments. The carrying amounts of the long-term bank loans approximate its fair value because the stated interest rates approximate rates currently offered by financial institutions for similar debt instruments of comparable credit risk and maturities.

Income Taxes

The Company are accounted for current income taxes in accordance with the laws of the relevant tax authorities. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

12

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This ASC also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. No penalties or interest relating to income taxes were incurred during the years ended June 30, 2023 and 2022. The Company did not have any uncertain tax positions at June 30, 2023 and 2022.

The Company is subject to the income tax laws of the PRC. No significant income was generated outside the PRC for the years ended June 30, 2023 and 2022. As of June 30, 2023, the tax years ended December 31, 2018 through December 31, 2022 for the Company remain open for statutory examination by PRC tax authorities.

Value-Added Tax

Sales revenue represents the invoiced value of goods, net of a value-added tax (“VAT”). The VAT is based on gross sales price and VAT rates range from 6% to 13% in the years ended June 30, 2023 and 2022, depending on the type of products sold. For overseas sales, VAT is exempted on the exported goods. The VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing finished products or acquiring finished products. The Company records a VAT payable or VAT receivable in the accompanying consolidated financial statements.

Derivative Financial Assets

Derivative financial assets are measured at fair value and recognized as either assets or liabilities on the consolidated balance sheets in either other current or non-current assets or other current liabilities or non-current liabilities depending upon maturity and commitment. Changes in the fair value of derivatives are either recognized periodically in the consolidated statements of comprehensive income (loss) or in other comprehensive income (loss) depending on the use of the derivatives and whether they qualify for hedge accounting.

The Company selectively uses financial instruments to manage market risk associated with exposure to fluctuations in prices of raw material for silk products. These financial exposures are monitored and managed by the Company as an integral part of its risk management program. The Company does not engage in derivative instruments for speculative or trading purposes. The Company’s derivative financial assets are not qualified for hedge accounting, thus changes in fair value are recognized in “Investment income from derivative financial assets” in the consolidated statements of income (loss) and comprehensive income (loss). The cash flows of derivative financial assets are classified in the same category as the cash flows from the items subject to the economic hedging relationships. The estimated fair value of the derivatives is determined based on relevant market information.

Derivative financial assets are presented as net if rights of setoff exist, with all of the following conditions met: (a) each of two parties owes the other determinable amounts; (b) the reporting party has the right to set off the amount owed with the amount owed by the other party; (c) the reporting party intends to set off; and (d) the right of setoff is enforceable at law.

The outstanding derivative financial assets as of June 30, 2023 and 2022 was US$99,282 and US$ nil, respectively. Investment income from derivative financial assets was US$85 and US$13,069 for the years ended June 30, 2023 and 2022, respectively. The change in fair value of derivative financial assets was immaterial for the years ended June 30, 2023 and 2022.

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Foreign Currency Translation

The Company uses the United States dollar (“U.S. dollars,” “USD,” or “US$”) for financial reporting purposes. The Company and its subsidiaries maintain their books and records in their functional currency of Renminbi (“RMB”), the currency of the PRC.

In general, for consolidation purposes, the Company translates the assets and liabilities into U.S. dollars using the applicable exchange rates prevailing at the balance sheet date, and the statements of income and cash flows are translated at average exchange rates during the reporting periods. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. Equity accounts are translated at historical rates. Adjustments resulting from the translation of the financial statements of the Company are recorded as accumulated other comprehensive income.

The balance sheet amounts, with the exception of equity, at June 30, 2023 and 2022 were translated at 1 RMB to 0.1378 USD and at 1 RMB to 0.1493 USD, respectively. The average translation rates applied to the income and cash flow statement amounts for the years ended June 30, 2023 and 2022 were 1 RMB to 0.1438 USD and 1 RMB to 0.1549 USD, respectively.

Comprehensive Income (Loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive loss. The foreign currency translation loss resulting from translation of the financial statements expressed in RMB to USD is reported in other comprehensive loss in the consolidated statements of income (loss) and comprehensive income (loss).

Segment Reporting

The Company uses the management approach in determining reportable operating segments. The management approach considers the internal reporting used by the Company’s chief operating decision maker for making operating decisions about the allocation of resources of the segment and the assessment of its performance in determining the Company’s reportable operating segments. Management has determined that the Company has one operating segment.

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New Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. ASU 2016-13 was subsequently amended by Accounting Standards Update 2018-19, Codification Improvements to Topic 326, Financial Instruments—Credit Losses, Accounting Standards Update 2019-04 Codification Improvements to Topic 326, Financial Instruments—Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, and Accounting Standards Update 2019-05, Targeted Transition Relief. For public entities, ASU 2016-13 and its amendments are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. For all other entities, this guidance and its amendments will be effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. In November 2019, the FASB issued ASU 2019-10, “Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842)” (“ASU 2019-10”). ASU 2019-10 (i) provides a framework to stagger effective dates for future major accounting standards and (ii) amends the effective dates for certain major new accounting standards to give implementation relief to certain types of entities. Specifically, ASU 2019-10 changes some effective dates for certain new standards on the following topics in the FASB Accounting Standards Codification (ASC): (a) Derivatives and Hedging (ASC 815) – now effective for fiscal years beginning after December 15, 2020 and interim periods within fiscal years beginning after December 15, 2021; (b) Leases (ASC 842) - now effective for fiscal years beginning after December 15, 2020 and interim periods within fiscal years beginning after December 15, 2021; (c) Financial Instruments — Credit Losses (ASC 326) - now effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years; and (d) Intangibles — Goodwill and Other (ASC 350) - now effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company plans to adopt this guidance effective July 1, 2023 and the adoption of this ASU is not expected to have a material impact on its financial statements.

The Company believes that other recent accounting pronouncement updates will not have a material effect on the Company’s consolidated financial statements.

NOTE 3 – ACCOUNTS RECEIVABLE, NET

The accounts receivable, net consisted of the following:

	June 30, 2023	June 30, 2022

Accounts receivable	$15,856,018	$16,276,208
Less: allowance for doubtful accounts	(170,396)	(1,648)
Accounts receivable, net	$15,685,622	$16,274,560

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Movement of allowance for doubtful accounts is as follows:

	June 30, 2023	June 30, 2022

Beginning balance	$1,648	$1,710
Charge to expense	176,234	-
Foreign currency translation adjustments	(7,486)	(62)
Ending balance	$170,396	$1,648

NOTE 4 – INVENTORIES, NET

The inventories, net consisted of the following:

	June 30, 2023	June 30, 2022

Raw materials	$52,871	$109,401
Work in progress	542,100	1,183,456
Finished goods	977,017	2,740,114
Less: inventory reserve	-	-
Total inventories, net	$1,571,988	$4,032,971

Inventories include raw materials, work in progress and finished goods. Provision for inventory reserve was both US$ nil for the years ended June 30, 2023 and 2022.

NOTE 5 – ADVANCES TO SUPPLIERS, NET

The advances to suppliers, net consisted of the following:

	June 30, 2023	June 30, 2022

Advances to suppliers	$469,105	$178,899
Less: allowance for doubtful accounts	(6,285)	-
Advance to suppliers, net	$462,820	$178,899

Advances to suppliers consist of mainly payments to suppliers for raw materials or products that have not been received.

Movement of allowance for doubtful accounts is as follows:

	June 30, 2023	June 30, 2022

Beginning balance	$-	$-
Charge to expense	6,559	-
Foreign currency translation adjustments	(274)	-
Ending balance	$6,285	$-

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NOTE 6 - PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following:

	June 30, 2023	June 30, 2022

Building	$2,935,455	$3,179,780
Machinery and equipment	1,671,300	1,899,984
Motor vehicles	109,300	118,398
Office equipment	117,196	126,950
Furniture and fixture	102,103	110,601
Construction in progress	566,169	91,268
Subtotal	5,501,523	5,526,981
Less: accumulated depreciation	(2,205,039)	(2,252,239)
Total property and equipment, net	$3,296,484	$3,274,742

Depreciation expense was US$217,639 and US$250,410 for the years ended June 30, 2023 and 2022, respectively.

The Company pledged certain property and equipment for the Company’s bank loans (see Note 11).

NOTE 7 – LAND USE RIGHTS, NET

	June 30, 2023	June 30, 2022

Land use rights	$231,081	$250,315
Less: accumulated amortization	(82,162)	(80,657)
Land use rights, net	$148,919	$169,658

Amortization expenses for land use rights was US$8,038 and US$8,658 for the years ended June 30, 2023 and 2022, respectively.

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NOTE 8 - LEASES

The Company has an office with lease terms of five years. The Company considers those renewal or termination options that are reasonably certain to be exercised in the determination of the lease term and initial measurement of ROU assets and lease liabilities. Lease expenses for lease payment are recognized on a straight-line basis over the lease term. Leases with initial terms of 12 months or less are not recorded on the balance sheet.

When available, the Company uses the rate implicit in the lease to discount lease payments to present value; however, most of the Company’s leases do not provide a readily determinable implicit rate. Therefore, the Company discounts lease payments based on an estimate of its incremental borrowing rate. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

The table below presents the operating lease related assets and liabilities recorded on the balance sheets.

	June 30, 2023	June 30, 2022

ROU lease assets	$2,080	$3,643

Operating lease liabilities – current	1,811	1,816
Operating lease liabilities – non-current	-	1,962
Total operating lease liabilities	$1,811	$3,778

The weighted average remaining lease terms and discount rates for all of operating leases were as follows as of June 30, 2023 and 2022:

	June 30, 2023	June 30, 2022

Remaining lease term and discount rate:
Weighted average remaining lease term (years)	1.5	2.5
Weighted average discount rate	4.75%	4.75%

Rent expenses totaled US$23,179 and US$1,589 for the years ended June 30, 2023 and 2022, respectively.

The following is a schedule, by years, of maturities of lease liabilities as of June 30, 2023:

Twelve months ending June 30,	Lease Payment
2024	$1,859
Total lease payments	1,859
Less: imputed interest	(48)
Present value of lease liabilities	$1,811

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NOTE 9 - RELATED PARTY TRANSACTIONS

(a) Nature of Relationships with Related Parties

Name	Relationship with the Company
Mrs. Xiaohui Wang	One of the directors of the Company, one of the shareholders of the Company
Mr. Chikeung Yan	One of the directors of the Company, one of the shareholders of the Company
Mr. Zhiwei Ren	General manager of Liangping Wintus
Chongqing Yufan Trading Co., Ltd (“Chongqing Yufan”)	An entity controlled by one of the shareholders of the Company
Chongqing Dream Trading Co., Ltd (“Chongqing Dream”)	An entity controlled by the shareholders of the Company
Chongqing Fuling District Renyi Zhilu Silk Industry Co., Ltd (“Renyi Zhilu”)	Minority shareholder of Chongqing Hongsheng
Chongqing Huajian Housing Development Co., Ltd (“Chongqing Huajian”)	An entity controlled by the family member of one of the shareholders of the Company

(b) Due from Related Parties

	June 30, 2023	June 30, 2022

Chongqing Yufan	$498,935	$620,097
Chongqing Dream	41,347	-
Mr. Chikeung Yan	441,143	169,564
Mr. Zhiwei Ren	26,187	-
Total due from related parties	$1,007,612	$789,661

As of June 30, 2023 and 2022, the balance due from related parties mainly consisted of payments to the Company’s related parties for working capital purposes. These advances are unsecured, non-interest bearing, and due on demand.

(c) Due to Related Parties

	June 30, 2023	June 30, 2022

Mrs. Xiaohui Wang	$506,674	$1,249,424
Renyi Zhilu	502,593	1,229,629
Chongqing Huajian	386,906	419,110
Total due to related parties	$1,396,173	$2,898,163

As of June 30, 2023 and 2022, the balance due to related parties mainly consisted of advances from the Company’s related parties for working capital purposes during the Company’s normal course of business. These advances are unsecured, non-interest bearing, and due on demand.

(d) Sales to Related Parties

The Company made sales of US$508,914 and US$1,128,315 to its related party, Renyi Zhilu for the years ended June 30, 2023 and 2022, respectively.

(e) Loan guarantee provided by related parties

Several related parties provide guarantees and collateral for the Company’s short-term bank loans and long-term bank loans (see Note 11).

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NOTE 11 - LOANS

a.	Short-term bank loans

Short-term bank loans consisted of the following:

Lender	June 30, 2023	Maturity Date	Int. Rate/Year
Chongqing Rural Commercial Bank-a	$1,309,333	2024/3/23	4.30%
Industrial and Commercial Bank of China	413,474	2023/8/12*	4.00%
Bank of China-b	413,474	2024/2/14	3.65%
United Overseas Bank-d	9,497,630	July 2023 - December 2023	4.40%
Total short-term bank loans	$11,633,911

Lender	June 30, 2022	Maturity Date	Int. Rate/Year
Chongqing Rural Commercial Bank-a	$1,418,313	2023/5/10*	4.30%
Bank of China-b	298,592	2023/2/8*	3.65%
United Overseas Bank-c	10,514,263	July 2022 - December 2022	4.50%-5.00%
Total short-term bank loans	$12,231,168

*	This loan has been fully repaid upon maturity.

The loans outstanding were guaranteed by the following properties, entities or individuals:

a.	Guaranteed by Mrs. Xiaohui Wang and her family members, and Chongqing Huajian. The loan is also guaranteed by Wulong Wintus, Liangping Wintus and Chongqing Hongsheng. In addition, Chongqing Huajian pledged its properties to guaranty the Company’s loan from Chongqing Rural Commercial Bank.

b.	Guaranteed by Mrs. Xiaohui Wang and her family member, and Chongqing Wintus. In addition, Chongqing Huajian and another third party pledged their properties to guaranty the Company’s loan from Bank of China.

c.	Guaranteed by Mrs. Xiaohui Wang and her family member, and Mr. Chikeung Yan, Chongqing Huajian and Chongqing Yufan. In addition, Chongqing Huajian, Chongqing Yufan and another third party also pledged their properties as collateral to guaranty the Company’s loans from United Overseas Bank.

d.	Guaranteed by Mrs. Xiaohui Wang and her family member, and Mr. Chikeung Yan, Chongqing Huajian and Chongqing Yufan. In addition, Chongqing Huajian and Chongqing Yufan also pledged their properties as collateral to guaranty the Company’s loans from United Overseas Bank. As of the date of this report, approximately US$7.0 million of the June 30, 2023 balance have been repaid upon maturity, and the Company also made additional loans from United Overseas Bank totaling to approximately US$7.5 million (approximately RMB 54.4 million).

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b.	Long-term bank loans

Long-term bank loans consisted of the following:

Lender	June 30, 2023	Maturity Date	Int. Rate/Year
Chongqing Rural Commercial Bank-a	$620,211	2024/9/7	4.85%
Bank of Chongqing-b	565,080	2023/7/6*	5.50%
Bank of Chongqing-c	537,516	2023/7/5*	5.50%
China Everbright Bank-d	322,790	2027/5/22*	4.50%
Total long-term bank loans	$2,045,597

Long-term bank loans-current	$1,425,386

Long-term bank loans-non-current	$620,211

Lender	June 30, 2022	Maturity Date	Int. Rate/Year
Chongqing Rural Commercial Bank-a	$671,832	2022/9/7*	4.85%
Bank of Chongqing-b	641,973	2023/7/6*	5.50%
Bank of Chongqing-c	612,114	2023/7/5*	5.50%
China Everbright Bank-d	438,931	2027/5/22*	4.50%
Total long-term bank loans	$2,364,850

Long-term bank loans-current	$820,825

Long-term bank loans-non-current	$1,544,025

*	This loan has been fully repaid.

The loans outstanding were guaranteed by the following properties, entities or individuals:

a.	Guaranteed by Mrs. Xiaohui Wang and her family member, and Mr. Chikeung Yan. The loan is also guaranteed by Wulong Wintus and Chongqing Wintus. In addition, the Company’s properties with net book values of US$125,130 and US$142,556 were pledged as collateral to secure this loan as of June 30, 2023 and 2022, respectively.

b.	Guaranteed by Mrs. Xiaohui Wang and her family members. In addition, the Company’s properties with net book values of US$439,776 and US$500,914 were pledged as collateral to secure this loan as of June 30, 2023 and 2022, respectively.

c.	Guaranteed by Mrs. Xiaohui Wang and her family members, and Mr. Chikeung Yan. The loan is also guaranteed by Chongqing Wintus. In addition, the Company’s properties with net book values of US$241,017 and US$274,581 were pledged as collateral to secure this loan as of June 30, 2023 and 2022, respectively.

d.	Guaranteed by Mrs. Xiaohui Wang and her family member. In addition, the Company’s properties with net book values of US$784,348 and US$867,000 were pledged as collateral to secure this loan as of June 30, 2023 and 2022, respectively. The loan was fully repaid in October 2023.

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The future maturities of long-term bank loans as of June 30, 2023 were as follows:

Twelve months ending June 30,
2024	$1,425,386
2025	620,211
Total long-term bank loans	$2,045,597

For the above mentioned short-term and long-term bank loans, the Company recorded interest expenses of US$641,018 and US$776,264 for the years ended June 30, 2023 and 2022, respectively.

NOTE 12 – TAXES

(a)	Corporate Income Taxes

British Virgin Islands

Under the current BVI law, income from Dream is not subject to taxation.

Hong Kong

Link Profit are incorporated in Hong Kong and is subject to profit taxes in Hong Kong at a rate of 8.25% on assessable profits up to HK$2,000,000, and 16.5% on any part of assessable profits over HK$2,000,000. Under Hong Kong tax law, Link Profit is exempted from income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on remittance of dividends.

PRC

Under the Enterprise Income Tax (“EIT”) Law of PRC, domestic enterprises and Foreign Investment Enterprises (the “FIE”) are usually subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemption may be granted on case-by-case basis. For the years ended June 30, 2023 and 2022, Chongqing Hongsheng, Wulong Wintus and Liangping Wintus are recognized as small low-profit enterprises. According to the relevant PRC tax policies, once an enterprise meets certain requirements and is identified as a small-scale minimal profit enterprise, the portion of its taxable income not more than RMB1 million is subject to a reduced effective rate of 5% (the effective rate was further reduced to 2.5% for the period from January 1, 2021 to December 31, 2022), and the portion between RMB1 million and RMB3 million is subject to a reduced effective rate of 10% and 5% respectively for 2021 and 2022. During the period from January 1, 2023 to December 31, 2027, the taxable income not more than RMB3 million is subject to a reduced effective rate of 5%.

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i) The components of the income tax expense (benefit) were as follows:

	For the years ended June 30,
	2023	2022
Current income tax provision	$190,842	$255,744
Deferred income tax provision (benefit)	(318,486)	534,982
Total income tax expense (benefit)	$(127,644)	$790,726

ii) The components of the deferred tax assets were as follows:

	June 30, 2023	June 30, 2022
Deferred tax assets:
Allowance for doubtful accounts	$48,702	$-
Net operating loss carry-forwards	363,628	446,721
Subtotal	412,330	446,721
Valuation allowance	(107,144)	(446,721)
Total deferred tax assets, net	$305,186	$-

Movement of the valuation allowance:

	June 30, 2023	June 30, 2022

Beginning balance	$446,721	$420,918
Current year addition (reduction)	(318,555)	42,520
Exchange difference	(21,022)	(16,717)
Ending balance	$107,144	$446,721

(b) Value-Added Tax

The Company is subject to a VAT for selling merchandise. The applicable VAT rate range from 6% to 13% in the years ended June 30, 2023 and 2022, depending on the type of products sold. For overseas sales, VAT is exempted on the exported goods. The amount of VAT liability is determined by applying the applicable tax rate to the invoiced amount of goods sold (output VAT) less VAT paid on purchases made with the relevant supporting invoices (input VAT). Under commercial practice in the PRC, the Company pays VAT based on tax invoices issued. The tax invoices may be issued subsequent to the date on which revenue is recognized, and there may be a considerable delay between the date on which the revenue is recognized and the date on which the tax invoice is issued.

In the event that the PRC tax authorities dispute the date on which revenue is recognized for tax purposes, the PRC tax office has the right to assess a penalty based on the amount of the taxes which are determined to be late or deficient, and the penalty will be expensed in the period if and when a determination is made by the tax authorities. There were no assessed penalties during the years ended June 30, 2023 and 2022, respectively.

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(c) Taxes Payable

Taxes payable consisted of the following:

	June 30, 2023	June 30, 2022

Value added tax payable	$185,753	$273,170
Income tax payable	410,408	246,473
Other taxes and levies	58	3
Total tax payable	$596,219	$519,646

NOTE 13 — SHAREHOLDER’S EQUITY

Registered Capital

The Company had registered capital of US$1,341,852 (RMB10.0 million) as of June 30,2023 and 2022, respectively.

Statutory Reserve

The Company is required to make appropriations to reserve funds, comprising the statutory surplus reserve and discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”).

Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entities’ registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the board of directors. As of June 30, 2023 and 2022, the Company’s aggregate amount of statutory reserve was US$294,720 and US$235,608, respectively.

NOTE 14 - CONCENTRATIONS AND RISKS

The Company maintains principally all bank accounts in the PRC. The cash balance held in the PRC bank accounts was US$591,583 and US$756,063 as of June 30, 2023 and 2022, respectively.

During the years ended June 30, 2023 and 2022, 100% of the Company’s assets were located in the PRC and 100% of the Company’s revenues were derived from its subsidiaries located in the PRC.

For the year ended June 30, 2023, two customers accounted for approximately 68% of the Company’s total sales. At June 30, 2023, four customers accounted for approximately 68% of the Company’s accounts receivable.

For the year ended June 30, 2022, three customers accounted for approximately 79% of the Company’s total sales. At June 30, 2022, three customers accounted for approximately 97% of the Company’s accounts receivable.

For the year ended June 30, 2023, one vendor accounted for approximately 78% of the Company’s total purchases.

For the year ended June 30, 2022, three vendors accounted for approximately 83% of the Company’s total purchases.

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NOTE 15 - SUBSEQUENT EVENTS

On May 29, 2023, Shineco, Inc. (“Shineco”), through its wholly owned subsidiary, Shineco Life Science Group Hong Kong Co., Limited (“Life Science HK”), entered into a stock purchase agreement (the “Agreement”) with the Company, Chongqing Wintus Group, (“Wintus”) and certain shareholders of Dream Partner (the “Sellers”), pursuant to which Life Science HK shall acquire 71.5% equity interest in Wintus (the “Acquisition”). The Acquisition was approved by the Board of Directors of Shineco on the special meeting held on July 20, 2023. On September 19, 2023, Life Science HK closed the Acquisition. As the consideration for the Acquisition, Life Science HK (a) paid the Sellers an aggregate cash consideration of $2,000,000; (b) issued certain shareholders, as listed in the Agreement, an aggregate of 10,000,000 shares of the Shineco’s restricted Common Stock; and (c) transferred and sold to the Sellers 100% of Shineco’s equity interest in Beijing Tenet-Jove Technological Development Co., Ltd.

On July 5, 2023, the Company entered into a loan agreement with Bank of Chongqing borrow up to US$1,102,597 as working capital for three years, with a maturity date of July 3, 2026. The loan has a fixed interest rate of 4.00% per annum. The loan is also guaranteed by Mrs. Wang Xiaohui and Mr. Chikeung Yan, two of the shareholders of the Company, and the family members of Mrs. Xiaohui Wang. In addition, the Company’s properties were pledged as collateral to secure this loan.

On July 31, 2023, the Company entered into a loan agreement with Industrial and Commercial Bank of China borrow up to US$413,474 as working capital for one year, with a maturity date of July 25, 2024. The loan has a fixed interest rate of 3.85% per annum.

On October 23, 2023, the Company entered into a loan agreement with Industrial and Commercial Bank of China to borrow up to US$616,844 as working capital for one year, with a maturity date of September 22, 2024. The loan has a fixed interest rate of 3.45% per annum. The loan is also guaranteed by Chongqing Wintus and the Company’s properties were pledged as collateral to secure this loan.

These consolidated financial statements were approved by management and available for issuance on November 29, 2023, and the Company has evaluated subsequent events through this date. No subsequent events required adjustments to or disclosure in these consolidated financial statements.

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